UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2008

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 8 − Other Events

Item 8.01 Other Events

Form 10-K Typo

On February 29, 2008, Aspen Insurance Holdings Limited (‘‘Aspen’’) filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. There was a decimal point missing in a table on page 23 of the Form 10-K. Under the table entitled ‘‘Analysis of Consolidated Loss and Loss Expense Reserve Development Net of Reinsurance Recoverables’’ in the column for the period as at December 31, 2002, the figure for ‘‘Cumulative paid losses, net of reinsurance recoveries, as of: Five years later’’ should be $61.9 million rather than $619 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: March 6, 2008	By: /s/ Richard Houghton
Name: Richard Houghton
Title: Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)